Exhibit 1.2

Ahold
Delhaize

Rules of Procedure of the Supervisory Board of Koninklijke Ahold Delhaize N.V.
Title Rules of Procedure of the Supervisory Board of Koninklijke Ahold Delhaize N.V.
Business/functional owner Company Secretary
Applicable to Supervisory Board, Management Board, Executive Committee
Owner Chairman Supervisory Board
Version no 1.0
Effective date February 28, 2017
Next Update As needed

1. Responsibilities of the Supervisory Board
1.1 The Supervisory Board (the “Supervisory Board”) is responsible for supervising Koninklijke Ahold Delhaize N.V.’s (the “Company”) management and the Company’s general affairs and the business connected with it, and for advising the Management Board (the “Management Board”) and the Executive Committee (the “Executive Committee”). In performing its duties, the Supervisory Board shall be guided by the interests of the Company and its business, and shall take into account the relevant interests of the Company’s stakeholders (including but not limited to its shareholders). The Supervisory Board shall also have due regard for corporate responsibility issues that are relevant to the enterprise. The Supervisory Board is responsible for the quality of its own performance.
1.2 The responsibilities of the Supervisory Board shall include:
(a) supervising, monitoring, and advising the Management Board and, where applicable, the Executive Committee on:
(i) the Company’s performance;
(ii) the Company’s strategy and risks inherent to its business activities;
(iii) the design and effectiveness of the internal risk management and control systems;
(iv) the financial reporting process;
(v) corporate responsibility;
(vi) the relationship with shareholders; and
(vii) compliance with legislation;
(b) disclosing, complying with and enforcing the Company’s corporate governance structure;
(c) approving the annual accounts and approving the Company’s annual budget and major capital expenditures;
(d) selecting, and recommending the appointment of, the Company’s external auditor;

(e) selecting, and recommending the appointment of the members of the Management Board, appoint, suspend and dismiss members of the Executive Committee not being a member of the Management Board, set the number of members of the Executive Committee, proposing the remuneration policy for members of the Management Board (such policy to be adopted by the general meeting of shareholders of the Company (the “General Meeting”)), fixing the remuneration and contractual terms and conditions of the members of the Management Board and the Executive Committee;
(f) selecting and recommending the appointment of the members of the Supervisory Board and proposing the remuneration of its members;
(g) evaluating and assessing the functioning of the Management Board, the Executive Committee, the Supervisory Board, its committees and their individual members (including the evaluation of the Supervisory Board’s profile and the induction, education and training program (see articles 2.1 and 7));
(h) evaluating and assessing the corporate strategy and the main risks of the business, the result of the assessment by the Executive Committee of the design and effectiveness of the internal risk management and control systems, as well as any significant changes thereto;
(i) handling, and deciding on, reported potential conflicts of interests within the meaning of article 9 between the Company on the one side and members of the Management Board or the Executive Committee, the external auditor and the major shareholder(s) on the other side and;
(j) handling, and deciding on, reported alleged irregularities that relate to the functioning of the Management Board or the Executive Committee within the meaning of article 10.
1.3 The Supervisory Board shall prepare and publish a report on its functioning and activities and of the committees during the preceding financial year.

2. Composition, expertise and independence of the Supervisory Board
2.1 The Supervisory Board consists of such number of members as fixed in accordance with article 21 of the articles of association of the Company (the “Articles of Association”).
2.2 The Supervisory Board shall prepare a profile of its size, scope and composition taking into account the nature of the business, its activities, and the desired expertise, experience and independence of its members. The profile shall deal with the aspects of diversity in the composition of the Supervisory Board that are relevant to the Company and shall state what specific objective is pursued by the Supervisory Board in relation to diversity. In so far as the existing situation differs from the intended situation, the Supervisory Board shall account for this in the report of the Supervisory Board and shall indicate how and within what period it expects to achieve this aim. The Supervisory Board shall evaluate the profile annually. The present profile of the Supervisory Board is attached as Schedule 1 and is published on the Company’s website.
2.3 The composition of the Supervisory Board shall be such that the combined experience, expertise and independence of its members meet the profile attached as Schedule 1 and enables the Supervisory Board to best carry out the variety of its responsibilities and duties to the Company and all others involved in the Company (including its shareholders), consistent with applicable law and regulations.
2.4 In composing the Supervisory Board, the following requirements must be observed:
(a) all of its members must be capable of assessing the broad outline of the overall policy of the Company and its business;
(b) each of its members must match the applicable profile attached as Schedule 1 and, by way of their respective participation in the Supervisory Board (upon (re)appointment and thereafter), the

Supervisory Board as a whole must be composed in accordance with article 2.3;
(c) at least one of the members of the Supervisory Board must have relevant expertise in financial administration and accounting for listed companies or other large companies;
(d) all of its members, with the exception of no more than one person, must be independent within the meaning of the Dutch Corporate Governance Code (the “Code”);
(e) none of its members may be appointed after his/her twelfth year in office;
(f) the main duties or the number and nature of other Supervisory Board memberships held by a member of the Supervisory Board should be such that they do not interfere with a proper exercise of the duties as a member of the Supervisory Board. A member of the Supervisory Board shall promptly notify the Company of any changes in his or her duties and other Supervisory Board memberships;
(g) the number of Supervisory Boards of Dutch listed or non-listed companies of which a member of the Supervisory Board may be a member shall be limited to a maximum of five, for which purpose the chairmanship of a Supervisory Board of a Dutch listed company counts double, and shall be in accordance with the provisions of Article 2:142a of the Dutch Civil Code;
(h) no member of the Supervisory Board may be a member of the Management Board of the administrative trust that holds and administers the shares in the Company’s capital by way of fiducia cum amico (ten titel van beheer);
(i) the Chairman of the Supervisory Board may not be a former member of the Management Board or Executive Committee.
2.5 The Supervisory Board may appoint in accordance with the Articles of Association one or more members as “delegated” Supervisory Board members. Delegated Supervisory Board members are Supervisory Board members with a special task. The delegated authority may not exceed the duties of the Supervisory Board member him/herself and does therefore not include managing the Company; it entails more intensive supervision and advice and more frequent consultation with the Management Board. The delegation shall be of a temporary nature only. The delegation may not detract from the function and power of the Supervisory Board. Delegated Supervisory Board members remain members of the Supervisory Board.
2.6 Each member of the Supervisory Board shall provide such information to the Company as is necessary to enable the Company to comply with applicable laws and regulations (including the rules of any stock exchanges on which the Company may be listed).
3. Chairman, (First) Vice-Chairman and Company Secretary
3.1 The Supervisory Board shall appoint one of its members as Chairman and one of its members as a First Vice-Chairman. The Supervisory Board may appoint one of its members as Second Vice-Chairman. The Chairman so appointed shall have the title of “Chairman of the Supervisory Board” (President-Commissaris).
3.2 The Chairman shall ensure the proper functioning of the Supervisory Board and its committees, and shall act on behalf of the Supervisory Board as the main contact for the Management Board members (and where applicable the Executive Committee members) and the Supervisory Board members.
3.3 The Chairman and the First Vice-Chairman together form the Presidium of the Supervisory Board. The Presidium holds regular discussions with the CEO and the Deputy Chief Executive Officer.
3.4 The Chairman:
(a) determines the agenda of the meetings of the Supervisory Board;
(b) chairs the meetings of the Supervisory Board;
(c) ensures the appointment of a First Vice-Chairman;
(d) monitors and procures the proper functioning and adequate performance of the Supervisory Board and its committees;
(e) arranges for the adequate and timely submission of information to the members of the Supervisory Board as necessary to perform their duties;

(f) co-ordinates the Supervisory Board’s decision-making process and ensures that there is sufficient time for consultation, consideration and decision taking;
(g) arranges for the induction and training program for members of the Supervisory Board;
(h) acts on behalf of the Supervisory Board as main contact for the Management Board and works council and ensures that contact with the Management Board and works council is proper and productive and that the results thereof are timely and prudently communicated to the other members of the Supervisory Board and ensures that the Supervisory Board has proper contact with the Management Board;
(i) initiates and ensures the annual evaluation of the functioning of the Supervisory Board and its members, of the Management Board and its members and of the Executive Committee and its members;
(j) receives, and decides on, reported potential conflicts of interests within the meaning of article 9;
(k) receives, and decided on, reported alleged irregularities relating to the functioning of the members of the Management Board or the Executive Committee within the meaning of article 10; and
(l) as Chairman ensures the orderly and efficient conduct of the General Meeting and the proper contact between the Supervisory Board and the General Meeting.
The Chairman ensures that:
(a) the Management Board performs activities in respect of culture;
(b) the Supervisory Board recognizes signs from the enterprise affiliated with the company and ensures that any (suspicion of) material misconduct and irregularities are reported to the Supervisory Board without delay;
(c) effective communication with shareholders is assured;
(d) the Supervisory Board is involved closely, and at an early stage, in any merger or takeover processes.
3.5 The First Vice-Chairman of the Supervisory Board shall deputize for the Chairman when the occasion arises, and assumes the powers and duties of, the Chairman in the latter’s absence. The First Vice-

Chairman shall act as contact for individual Supervisory Board members, Management Board members and Executive Committee members concerning the functioning of the Chairman of the Supervisory Board. The First Vice-Chairman shall, amongst other topics, be involved in the determining of the agenda of the meetings of the Supervisory Board, the arranging of the induction and training program of the Supervisory Board and the annual evaluation of the functioning of the functioning of the Supervisory Board, the Management Board en the Executive Committee.
3.6 The Supervisory Board shall be assisted by a company secretary (the “Company Secretary”) to be appointed and dismissed by the Management Board with the approval of the Supervisory Board.
3.7 The Company Secretary shall be primarily responsible for:
(a) compliance of the Supervisory Board’s functioning with Dutch law, the Articles of Association and the rules and regulations issued pursuant thereto (including the Code and these Rules of Procedure);
(b) assisting the Chairman of the Supervisory Board in the logistics of the Supervisory Board (information, agenda, taking minutes of meetings, evaluation, etc.);
(c) the induction, education and training program.
4. (Re-)appointment, term and resignation
4.1 The members of the Supervisory Board shall be appointed in the manner as provided in the Articles of Association on the recommendation or nomination of the Supervisory Board. The recommendation or nomination for appointment shall state the reasons for it. On re-appointment, the manner in which the candidate fulfilled his/her duties as member of the Supervisory Board shall be taken into account. Members of the Supervisory Board shall hold office for a maximum period of four years and shall thereafter be eligible for re-appointment, provided that no member shall hold office for more than twelve years, as the case may be.
4.2 The Supervisory Board shall prepare a resignation rota to prevent, to the greatest extent possible, re-appointments occurring simultaneously. The present resignation rota of the Supervisory Board is attached as Schedule 2 and is published on the Company’s website. Subject to article 4.3, members of the Supervisory Board shall resign in accordance with the resignation rota.
4.3 Members of the Supervisory Board shall resign early in the event of inadequate performance, structural incompatibility of interests, and other instances where resignation is deemed necessary at the discretion of the Supervisory Board.
4.4 Members of the Supervisory Board who take on the management of the Company temporarily, where the Management Board or Executive Committee members are absent or unable to discharge their duties, shall (temporarily) resign from the Supervisory Board in order to do so.
5. Supervisory board committees
5.1 The Supervisory Board shall have at least four standing committees, i.e., the Audit, Finance & Risk Committee, the Remuneration Committee, the Governance & Nomination Committee and the Sustainability & Innovation Committee, to be appointed by the Supervisory Board from its own members. The Supervisory Board as a whole remains responsible for its decisions even if they were prepared by one of the board’s committees.
5.2 The Supervisory Board shall prepare charters of each of the respective committees. The present charters of the respective committees are included in these Rules of Procedure as Annex 1 through 4. Unless stated otherwise, the provisions of these Rules of Procedure shall accordingly apply to the committees.
5.3 The composition of the committees, the number of committee meetings and the main items discussed therein shall be recorded in the Supervisory Board’s report. The charters and the composition of the committees shall be placed on the Company’s website.

5.4 Should one or more committees as referred to in Article 5.1 not be instituted, their respective charter shall apply mutatis mutandis to the Supervisory Board.
5.5 The Supervisory Board shall receive from each committee a report of its deliberations and findings, as soon as practically possible after each meeting of such committee.
6. Remuneration
6.1 The remuneration of the members of the Supervisory Board shall be determined by the General Meeting upon a proposal by the Supervisory Board.
6.2 Members of the Supervisory Board shall be reimbursed for all reasonable costs incurred in connection with their attendance of meetings. Any other expenses shall only be reimbursed, either in whole or in part, if incurred with the prior consent of the Chairman; the Chairman will inform the Supervisory Board on an annual basis on the policy of reimbursement of expenses.
6.3 The remuneration determined by the General Meeting shall be applicable to each individual member of the Supervisory Board. If the members of the Supervisory Board are required to charge VAT on their fees, the Company shall pay the amount of VAT. The annual report shall contain full and detailed information on the amount and structure of the remuneration of Supervisory Board members.
7. Induction program and ongoing training and education
7.1 Once appointed, each member of the Supervisory Board shall follow an induction program, prepared and sponsored by the Company.
7.2 The Supervisory Board shall evaluate the induction program from time to time to identify any other specific aspects in respect of which further training and education is required, such evaluation shall be sponsored by the Company.

8. Supervisory board meetings (agenda, teleconferencing, attendance, minutes) and resolutions
8.1 The Supervisory Board shall hold at least six meetings per year and whenever one or more of its members have requested a meeting. The meetings shall generally be held at the offices of the Company, but may also take place elsewhere. In addition, meetings may be held by telephone or videoconference provided that all participants can hear each other simultaneously.
8.2 Unless the Supervisory Board decides otherwise, meetings of the Supervisory Board shall be attended by one or more members of the Management Board, save for meetings concerning:
(a) the evaluation of the functioning of the Management Board or the Executive Committee and its individual members, and the conclusions to be drawn from that evaluation;
(b) the evaluation of the functioning of the Supervisory Board and its individual members, and the conclusions to be drawn from that evaluation;
(c) the desired profile, scope and composition of the Supervisory Board;
(d) potential conflicts of interests of members of the Management Board or the Executive Committee within the meaning of article 9.
Save for meetings concerning the items referred to under (a) through (d) above, the chairman of the Management Board shall determine, in consultation with and subject to the approval of the Chairman, which other members of the Executive Committee will attend a specific Supervisory Board meeting.
The external auditor of the Company shall be requested to attend each Supervisory Board meeting at which the examination, adoption and, if applicable, approval of the annual accounts are discussed.

8.3 Meetings shall be convened by the Company Secretary on behalf of the member(s) requesting the meeting. Where this is practically possible, notices convening a meeting and the agenda of items to be considered and discussed therein shall be dispatched before the meeting and sent to each member of the Supervisory Board and the chairman of the Management Board.
8.4 Minutes of the meeting shall be prepared by the secretary of the meeting. They shall generally be adopted in the next meeting. A certificate signed by the chairman and the secretary of the meeting confirming that the Supervisory Board had adopted a particular resolution, shall constitute evidence of such resolution vis-à-vis third parties. If all members of the Supervisory Board agree on the contents of the minutes, they may be adopted earlier. The minutes shall be signed for adoption by the chairman and shall be dispatched to all members of the Supervisory Board as soon as practically possible. The (Deputy) Company Secretary may issue and sign extracts of the adopted minutes.
8.5 The Supervisory Board can only validly adopt resolutions in a meeting at which at least one half of its members is present or represented, with the provision that members who have a conflict of interest as referred to in article 9 shall not be taken into account when calculating this quorum.
8.6 Where possible, resolutions of the Supervisory Board are adopted by unanimous vote. Where this is not possible, resolutions of the Supervisory Board are adopted by an absolute majority of votes, with the provision that members who have a conflict of interest as referred to in article 9 shall not take part in the voting. In the event of a tie, the Presidium of the Supervisory Board shall resolve on the matter.
8.7 The Supervisory Board may also adopt resolutions outside a meeting, provided that all members of the Supervisory Board have had the opportunity to voice their opinion in respect of the proposal concerned and that no member has objected to this form of decision-taking, provided that members who have a conflict of interest as referred to in article 9 shall not participate in the voting. Subject to article 9, the Supervisory Board can only adopt resolutions outside a meeting if at least three-fourths of the members have declared themselves in favor of the proposal. In case a member of the Supervisory Board has a conflict of interest as referred to in article9, the other members shall be informed thereof. The member of the Supervisory Board who has a conflict of interest as referred to in article 9 shall be informed about the resolutions adopted by the Supervisory Board. The Chairman shall prepare and sign a report of the resolution adopted in this manner, enclosing any written replies received. The adoption of resolutions outside a meeting must be reported prior to or at the next meeting.
8.8 The ongoing items to be considered and discussed at Supervisory Board meetings include:
(a) receiving reports from the committees;
(b) reviewing the financial results and the reporting thereof;
(c) reviewing the Company’s budget;
(d) major capital expenditures in excess of the Company’s budget;
(e) approving major decisions requiring Supervisory Board action;
(f) discussing and approving corporate strategy (and changes thereto) with the Executive Committee;
(g) the main risks of the business;
(h) long-term capital structures;
(i) new lines of business;
(j) major acquisitions and divestments;
(k) major litigation;
(l) the result of the evaluation by the Executive Committee of the design and effectiveness of the internal risk management and control systems, as well as any significant changes thereto; and
(m) Succession planning of the Supervisory Board, Management Board and Executive Committee.
9. Conflict of interest
9.1 Each Supervisory Board member (other than the Chairman of the Supervisory Board) shall immediately report any potential conflict concerning a Supervisory Board member to the Chairman of the Supervisory Board. The Supervisory Board member with such

(potential) conflict of interest must provide the Chairman of the Supervisory Board with all information relevant to the conflict of interest, including information relating to his/her wife/husband, registered partner or other life companion, foster child and relatives by blood or marriage up to the second degree. The Chairman of the Supervisory Board will determine whether a reported (potential) conflict of interest qualifies as a conflict of interest to which article 9.3 applies.
9.2 In case the Chairman of the Supervisory Board has a potential conflict of interest he shall immediately report such potential conflict to the First Vice-Chairman of the Supervisory Board. The Chairman of the Supervisory Board must provide the First Vice-Chairman of the Supervisory Board with all information relevant to the conflict of interest, including information relating to his/her wife/husband, registered partner or other life companion, foster child and relatives by blood or marriage up to the second degree. The First Vice-Chairman of the Supervisory Board will determine whether a reported (potential) conflict of interest qualifies as a conflict of interest to which article 9.3 applies.
9.3 A member of the Supervisory Board shall not participate in the discussions and decision-taking process on a subject or transaction in relation to which he/she has a conflict of interest (tegenstrijdig belang) with the Company within the meaning of Article 2:140, paragraph 5 of the Dutch Civil Code (“conflict of interest”). If as a result thereof no resolution of the Supervisory Board can be adopted, the resolution is adopted by the General Meeting. Such transaction, if approved, must be concluded on terms at least customary in the sector concerned and be approved by the Supervisory Board.
9.4 In case a potential conflict of interest is reported in respect of any member of the Management Board or the Executive Committee, the Supervisory Board will determine whether a reported (potential) conflict of interest qualifies as a conflict of interest for which such member or members of the Management Board or the Executive Committee should not participate in the discussions and decision-

taking process of the Management Board or the Executive Committee.
9.5 The Chairman of the Supervisory Board shall procure that the transactions referred to in this article (concerning members of the Supervisory Board) will be referred to in the Company’s annual report, with a declaration that the provisions in the Code have been complied with.
9.6 The external auditor of the Company, as well as each member of the Management Board, the Executive Committee and the Supervisory Board shall immediately report any potential conflict concerning the external auditor to the Chairman of the Supervisory Board. The external auditor of the Company, as well as each member of the Management Board, the Executive Committee and Supervisory Board must provide all information relevant to the conflict of interest to the Chairman of the Supervisory Board. In case a potential conflict of interest is reported in respect of the external auditor of the Company the Supervisory Board will determine whether a reported (potential) conflict of interest qualifies as a conflict of interest pursuant to which the appointment of the external auditor will have to be reconsidered or other measures must be taken to resolve it.
The Chairman of the Supervisory Board shall procure that those measures will be mentioned in the Company’s annual report, with a declaration that the provisions in the Code have been complied with.
The external auditor shall in any event have a conflict of interest with the Company, if:
(a) the external auditor or its firm engages in prohibited non-audit activities for the Company;
(b) the responsible partner in the external auditors firm has been in charge of the audit activities for the Company during a continuous period of five years without rotation;
(c) under applicable law, including the rules of any exchange on which the Company’s shares are listed, such conflict of interest exists or is deemed to exist;

(d) the Supervisory Board at his/her sole discretion has ruled that such conflict of interest exists or is deemed to exist.
10. Relationship with the Management Board and the Executive Committee
10.1 The Supervisory Board, and its individual members, has its own responsibility for obtaining all information from the Management Board and the Executive Committee and the external auditor that the Supervisory Board requires for the due performance of its duties. If the Supervisory Board deems necessary, it may obtain information from officers and external advisors of the Company. The Management Board shall provide the necessary means for this purpose. The Supervisory Board may require that certain officers and external advisors attend its meetings.
10.2 The Management Board shall timely provide the Supervisory Board with information (if possible, in writing) on all facts and developments concerning the Company which the Supervisory Board may need to function as required and to properly carry out its duties.
10.3 If a member of the Supervisory Board should receive information or indications relevant to the Supervisory Board in the proper performance of its supervisory and advisory tasks (from a source other than the Management Board, the Executive Committee or Supervisory Board), he shall make this information available to the Chairman as soon as possible. The Chairman of the Supervisory Board shall subsequently inform the entire Supervisory Board.
10.4 Notwithstanding article 8.2, all members of the Management Board will be invited for and will in principle attend each Supervisory Board meeting. Notwithstanding article 8.2, the chairman of the Management Board shall determine, in consultation with and subject to the approval of the Chairman, which members of the

Executive Committee not being a member of the Management Board will attend a specific Supervisory Board meeting.
10.5 If a takeover bid for the Company’s shares or depositary receipts of the Company’s shares is in the process of being prepared, the Management Board shall ensure that the Supervisory Board is closely involved in the takeover process in a timely fashion. Furthermore, if the Management Board receives a request from a competing bidder to inspect the Company’s records, the Management Board shall discuss this request with the Supervisory Board without delay.
11. Relationship with the shareholders
11.1 The members of the Management Board and the members of the Supervisory Board shall attend General Meetings, unless they are prevented from attending on serious grounds. In conformity with the Articles of Association, the Chairman shall, as a general rule, chair General Meetings, and shall decide on the contents of resolutions. The ruling pronounced by the Chairman in respect of the outcome of a vote in a General Meeting shall be decisive subject to the provisions of Article 2:13 of the Dutch Civil Code.
11.2 The Supervisory Board shall provide the General Meeting with any information it may require concerning an item on the agenda, unless important interests (zwaarwegende belangen) of the Company or any law, rules or regulations applicable to the Company prevent it from doing so. The Supervisory Board shall specify the reasons for invoking such important interests.
11.3 The Supervisory Board shall inform the shareholders by means of explanatory notes to the agenda of all facts and circumstances relevant to the matters included in the agenda.
12. Self-evaluation
At least once a year, in a self-evaluation the Supervisory Board shall discuss:

(a) the functioning of the Supervisory Board, the separate committees, and its individual members, and the conclusions to be drawn on the basis thereof;
(b) the desired profile, composition and competence of the Supervisory Board;
(c) the functioning of the Management Board, the Executive Committee and its individual members and the conclusions to be drawn on the basis thereof;
(d) the evaluation of the induction, education and training program as referred to in article 7.
The report of the Supervisory Board shall state how the evaluation of the functioning of the Supervisory Board, the separate committees and the individual Supervisory Board members has been carried out.
13. Holding and trading securities
13.1 Should any member of the Supervisory Board hold securities in the Company, this will be for the purpose of long-term investment; members of the Supervisory Board will refrain from short-term transactions in securities in the Company.
13.2 With respect to securities in the Company, members of Supervisory Board are bound to the Koninklijke Ahold Delhaize N.V. Policy on inside information and securities trading and must at all times comply with all Dutch and foreign statutory provisions and regulations, including applicable notification requirements, applicable to the ownership of and transactions related to securities in the Company.
14. Status and contents of the Rules of Procedure
14.1 These Rules of Procedure are established pursuant to article 22.10 of the Articles of Association. These Rules of Procedure are complementary to the rules and regulations (from time to time)

applicable to the Supervisory Board under Dutch law and the Articles of Association.
14.2 Where these Rules of Procedure are inconsistent with Dutch law or the Articles of Association, Dutch law or the Articles of Association, as the case may be, shall prevail. Where these Rules of Procedure conform to the Articles of Association but are inconsistent with Dutch law, the latter shall prevail. If one or more provisions of these Rules of Procedure are or become invalid, this shall not affect the validity of the remaining provisions. The Supervisory Board shall replace the invalid provisions by those which are valid and the effect of which, given the contents and purpose of these Rules of Procedure, is to the greatest extent possible similar to that of the invalid provisions.
14.3 These following schedules are attached to, and form an integral part of, these Rules of Procedure:
Schedule 1 – Profile of the Supervisory Board
Schedule 2 – Resignation Rota Supervisory Board
14.4 In its resolution adopted on August 23, 2016, the Supervisory Board unanimously declared that:
(a) it will comply with and be bound by the obligations arising from these Rules of Procedure;
(b) it will cause newly appointed members of the Supervisory Board to issue a declaration as referred to in subparagraph (a).
14.5 On August 15, 2016 all members of the Management Board and the Executive Committee declared that:
(a) they will comply with and be bound by the obligations arising from these Rules of Procedure to the extent that they apply to the Management Board or the Executive Committee and its members;
(b) they will cause newly appointed members of the Management Board and the Executive Committee to issue a declaration as referred to in subparagraph (a).
15. Confidentiality
Members of the Supervisory Board shall treat all information and documentation acquired within the framework of their membership with the necessary discretion and, in the case of classified information, with the appropriate secrecy. Classified information shall not be disclosed outside the Supervisory Board, the Management Board or Executive Committee, made public or otherwise made available to third parties, even after resignation from the Supervisory Board, unless it has been made public by the Company or it has been established that the information is already in the public domain.
16. Amendment
Without prejudice to the provisions of article 14.214.2, these Rules of Procedure, including the committee charters, may be amended by a resolution of the Supervisory Board to that effect. Such resolutions shall be referred to in the Supervisory Board’s report in the annual report.
17. Governing law
These Rules of Procedure shall be governed by and construed in accordance with the law of the Netherlands.

Annex 1 – Charter of the Audit Finance & Risk Committee
1. Responsibilities
1.1 The Audit, Finance & Risk Committee shall assist the Supervisory Board in fulfilling its oversight responsibilities for the integrity of the Company’s financial statements, the financial reporting process, the system of internal business controls and risk management, the internal and external audit process, the internal and external auditor’s qualifications, independence and performance as well as the Company’s process for monitoring compliance with laws and regulations and any code applicable to the Company as well as the Company’s process by which significant enterprise risks are identified, assessed, and incorporated into the company’s business plans. In addition, the Audit, Finance & Risk Committee shall assist the Supervisory Board in its oversight responsibilities for the financing of the Company and the application of its information- and communication technology. The Audit, Finance & Risk Committee shall report its findings to the Supervisory Board. The Audit, Finance & Risk Committee shall periodically call meetings with the Management Board, the Company’s internal auditors and its external auditors.
1.2 The Audit, Finance & Risk Committee shall review the Company’s annual and interim financial statements to be disclosed, including press releases announcing financial or operating results related to or derived from such financial statements, the statement of the Supervisory Board to shareholders to be inserted in the Company’s annual accounts and any financial information or earnings guidance to be provided to financial analysts or rating agencies, and analyze the fairness and adequacy of the contents and presentation of such statements or information. The Audit, Finance & Risk Committee shall report its findings to, and discuss such statements and information with, the Supervisory Board before these documents are signed by the Supervisory Board or issued by the Company. In performing these reviews and reporting its findings to the Supervisory Board, the Audit, Finance & Risk Committee shall devote special attention to:
(a) any changes in accounting policies and practices;
(b) adjustments resulting from the internal or external audit, as the case may be, and any difficulties encountered during such audits;
(c) the going concern assumption;
(d) compliance with applicable accounting standards and consideration of announcements by professional accounting industry associations;
(e) compliance with statutory and legal requirements and regulations related to the review, content or presentation of financial information and financial statements;
(f) detection of fraud and illegal acts;
(g) significant financial exposures in the area of treasury (such as currency risks, interest rate risks, derivatives and any other hedging strategies);
(h) significant areas of judgment or accounting policies;
(i) complex or unusual transactions or any “off balance sheet” arrangements, including certain guarantees, indemnification arrangements, or interests in unconsolidated or special purpose entities;
(j) significant deviations between actual performance and planned performance;
(k) the overall quality of the earnings;
(l) alternative accounting policies and treatments discussed between the external auditors and the Management Board or the Audit, Finance & Risk Committee;
(m) significant changes in financial statement presentation;
(n) development of relevant financial ratios and changes in the Company’s presentation of certain financial information;
(o) reports of rating agencies;
(p) the Management Board’s basis for and analysis of any projections or discussions of expected future results;

(q) significant operational risks;
(r) recommendations and comments from the external and internal auditors.
(s) the funding of the Company;
(t) the application of information and communication technology by the Company, including risks related to cyber security;
(u) the Company’s tax policy
1.3 The Audit, Finance & Risk Committee shall review non-financial information to be provided in the annual and interim reports, including the Company’s disclosures analyzing the financial performance of the Company, before release and consider the accuracy and completeness of the information in consultation with the Company’s external auditors and advisors.
1.4 The Audit, Finance & Risk Committee shall discuss, as appropriate, analyses prepared by or correspondence between management or the external auditor setting forth significant (annual and interim) financial reporting issues and judgments made in connection with the preparation of the financial statements.
1.5 The Audit, Finance & Risk Committee shall review all matters required to be communicated to the Supervisory Board and the Management Board by the external auditor under generally accepted auditing standards.
1.6 With regard to internal audit, the Audit, Finance & Risk Committee shall:
(a) review annually the internal audit charter, audit plan, audit scope and its coverage in relation to the scope of the external audit, staffing, independence and organizational structure of the internal audit function;
(b) review and approve any significant subsequent changes in the audit plan;
(c) ensure there are no unjustified restrictions or limitations on, and review and concur in the appointment, replacement or dismissal of, the internal auditor;
(d) review annually the effectiveness of the internal audit function;
(e) discuss with the internal auditor his year-end report and report on internal control and report to the Supervisory Board thereon.

1.7 With regard to the external audit and in preparation of final resolutions to be taken by the Supervisory Board, the Audit, Finance & Risk Committee shall:
(a) review annually the external auditors’ proposed audit scope, approach and fees, including the co-ordination efforts with the internal audit;
(b) formally evaluate, on at least an annual basis, the external auditor’s independence, document its positions on this matter and address any changes to the Company’s policy on auditor independence as needed. The Audit, Finance & Risk Committee will annually obtain and review a report from the external auditor confirming its independence in writing. This confirmation should be duly substantiated and cover all aspects concerning independence, including a description of the external auditor’s internal quality- control and information gathering and tracking procedures, related review procedures/findings thereof and conflicts with the Company’s policy on auditor independence, if any. This report shall also address any material issues raised by the external auditor’s internal quality-control review or by any governmental or professional authority within the past five years with respect to any audit carried out by the external auditors and any steps taken to deal with any such issues;
(c) assess the performance of the external auditor against measurable criteria and regularly advise the Supervisory Board on the (re)appointment of the external auditor and the rotation of the lead audit partner;
(d) pre-approve all audit and permitted non-audit services provided by the external auditor in conformity with the Company’s policy on auditor independence and pursuant to applicable law;
(e) approve changes on the Company’s policy on auditor independence;
(f) establish policies regarding the Company’s hiring of any current or former employee of the external auditor;
(g) discuss with the external auditor its year-end report and report on internal control and advise the Supervisory Board thereon;

(h) discuss with the external auditor all critical accounting policies, all alternative treatments of financial information discussed with management, ramifications of such alternatives and the treatment preferred by the external auditor;
(i) take all other actions with respect to the Company’s relationship with its external auditors that may be required by applicable law;
(j) act as the primary point of contact for the external auditors, in the event the external auditors find any irregularities in the financial reporting by the Company.
The Audit, Finance & Risk Committee shall determine how the external auditor should be involved in the content and publication of financial reports of the Company other than the financial statements.
1.8 The internal auditor shall have access to the external auditor and to the Chairman of the Audit, Finance & Risk Committee.
1.9 The Audit, Finance & Risk Committee shall periodically discuss the Company’s policy on business control and the Company’s major areas of risk and methods of risk assessment and management with the Management Board.
1.10 The Audit, Finance & Risk Committee will periodically review the effectiveness and the results of the Executive Committee’s procedures regarding investigation and follow-up (including disciplinary action of any instances of non-compliance). The Audit, Finance & Risk Committee will obtain regular updates from the CEO and CFO, the external and internal auditors and the Chief Legal Officer regarding compliance matters and the effectiveness of the compliance programs.
1.11 The Audit, Finance & Risk Committee, in preparation of the resolutions to be taken by the Supervisory Board, shall provide all information and documents reasonably required by the Supervisory Board to fulfill its oversight responsibilities as referred to in this article, or as requested by the Supervisory Board.
1.12 The Audit, Finance & Risk Committee shall be delegated authority by the Supervisory Board only with respect to issues specifically specified in this charter or required by law and on any other issues as the Supervisory Board may specifically decide from time to time.
1.13 The Audit, Finance & Risk Committee is a committee of the members of the Supervisory Board who have specific tasks and powers with the duties of the Supervisory Board as a whole under Netherlands law. This charter is not intended to increase the liability or responsibility of the Company’s Supervisory Board or any of its members. Neither this charter nor any activity of the Audit, Finance & Risk Committee shall release the Management Board and the external auditors from their duties and responsibilities. In carrying out its function, the Audit, Finance & Risk Committee is not providing any expert or special assurance as to the Company’s financial statements or compliance with laws and regulations, or any professional certification as to the external auditors work.
2. Constitution and composition
2.1 The Audit, Finance & Risk Committee shall consist of at least three members and each member of the Audit, Finance & Risk Committee shall be a member of the Supervisory Board.
2.2 The members of the Audit, Finance & Risk Committee shall be appointed by the Supervisory Board in accordance with this charter and any other applicable requirements and, notwithstanding anything to the contrary in this charter, the membership of any member may be terminated at any time by the Supervisory Board.
2.3 The Supervisory Board shall appoint one of the members of the Audit, Finance & Risk Committee as chairman. The Chairman of the Supervisory Board or any of the Company’s (former) members of the Management Board may not (simultaneously) be chairman of the Audit, Finance & Risk Committee. The chairman shall be primarily responsible for the proper functioning of the Audit, Finance & Risk Committee. He/she shall act as the spokesman of the Audit, Finance & Risk Committee and shall be the main contact for the Supervisory Board.

3. Independence and expertise
3.1 Each member of the Audit, Finance & Risk Committee shall be independent within the meaning of article 2.4 of the Rules of Procedure at the time of appointment, reappointment and at any time while serving as a member of the Audit, Finance & Risk Committee.
In addition, each member shall comply at the time of his appointment or reappointment to the Audit, Finance & Risk Committee and at any time while serving as a member of the Audit, Finance & Risk Committee with the requirements regarding independence set forth in applicable law or in the applicable rules of any stock exchange on which securities issued by the Company have been listed or traded with the permission of the Company or in a code of conduct applicable to the Company.
3.2 In the event that a member of the Audit, Finance & Risk Committee is or becomes aware of any circumstance which may reasonably impair or affect his independence or the perception of his independence, he will inform the Audit, Finance & Risk Committee thereof promptly. The Audit, Finance & Risk Committee shall consult with the Supervisory Board in order to determine whether there is sufficient cause for resignation from, or termination of, the membership of the Audit, Finance & Risk Committee.
3.3 The Supervisory Board may grant to one member of the Audit, Finance & Risk Committee a specific exemption from the independence requirements to the extent that such exemption is compatible with the applicable laws or listing requirements referred to in article 3.1 and would not otherwise result in a breach of such requirements.
3.4 The Audit, Finance & Risk Committee shall have at least one member of the Audit, Finance & Risk Committee as an “Audit, Finance & Risk Committee financial expert”, i.e. a person who has all of the following attributes:
(a) an understanding of financial statements and IFRS;

(b) an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
(c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;
(d) an understanding of internal controls and procedures for financial reporting; and
(e) an understanding of Audit, Finance & Risk Committee functions.
3.5 The Supervisory Board shall determine on the basis of all available facts and circumstances which member, if any, of the Audit, Finance & Risk Committee qualifies as the “Audit, Finance & Risk Committee financial expert” and whether such person, in the sole determination of the Supervisory Board, meets all the requirements referred to in article 3.4.
3.6 In the event that none of the members of the Audit, Finance & Risk Committee qualifies as “Audit, Finance & Risk Committee financial expert”, this fact shall be disclosed by the Supervisory Board in its annual report together with the reasons therefore.
3.7 Each member of the Audit, Finance & Risk Committee shall be financially literate (or will become so within a reasonable time after the appointment as member of Audit, Finance & Risk Committee) and one member must have accounting or financial management expertise. The Audit, Finance & Risk Committee may conclude that any member that is an Audit, Finance & Risk Committee financial expert has the requisite accounting or financial management expertise referred to in the preceding sentence.
4. External auditors
4.1 The Audit, Finance & Risk Committee shall recommend the external auditors to be proposed for shareholder approval in accordance with the Articles of Association. The Audit, Finance & Risk Committee shall further evaluate and, where appropriate, recommend the replacement of the external auditors. Pre- approval by the Audit, Finance & Risk Committee shall be required with respect to the fees for all audit and permitted non-audit services to be performed by the external auditors as negotiated by the Management Board.
4.2 The Audit, Finance & Risk Committee’s pre-approval of any permitted non-audit services to be rendered by the external auditors must be obtained in advance of engaging the external auditors to render such services. The Audit, Finance & Risk Committee shall not approve the engagement of the external auditors to render non-audit services prohibited by applicable laws and regulations or that would compromise their independence.
The Audit, Finance & Risk Committee shall consider whether the provision of non-audit services is compatible with maintaining the external auditors independence, including, but not limited to, the nature and scope of the specific non-audit services to be performed and whether the audit process would require the external auditors to review any advice rendered by the external auditors in connection with the provision of non-audit services.
5. Meetings
5.1 The Audit, Finance & Risk Committee shall meet at least four times per year in accordance with a schedule determined before each year and such meetings shall be scheduled before the scheduled publication of the annual and quarterly results of the Company. In addition, the Audit, Finance & Risk Committee shall meet whenever one or more of its members have requested a meeting. Each member is entitled to put a topic on the agenda. The chairman of the Supervisory Board, the chairman of the Management Board, the external auditors and the internal auditor may request the chairman of the Audit, Finance & Risk Committee to call a meeting of the Audit, Finance & Risk Committee. At least one half of the members of the Audit, Finance & Risk Committee must be present, in person or by telephone, in order for an official, authorized act of the Audit, Finance & Risk Committee to be taken.
5.2 The Audit, Finance & Risk Committee may be assisted by the (Deputy) Company Secretary. The (Deputy) Company Secretary will keep minutes of each meeting of the Audit, Finance & Risk Committee. The minutes of each meeting shall be approved by the Audit, Finance & Risk Committee in its first meeting following the relevant meeting. If circumstances so require, the minutes of a meeting may be certified by the chairman of the Audit, Finance & Risk Committee and the (Deputy) Company Secretary before the formal approval by the Audit, Finance & Risk Committee. A copy of the minutes of each meeting of the Audit, Finance & Risk Committee as approved shall be circulated to the others members of the Supervisory Board.
5.3 No one other than the Audit, Finance & Risk Committee’s chairman, members and (Deputy) Company Secretary is entitled to be present at a meeting of the Audit, Finance & Risk Committee, unless otherwise decided by the chairman or a majority of the members of the Audit, Finance & Risk Committee. The CEO, the CFO, the Chief Legal Officer, the internal auditor and the external auditor shall be invited to attend meetings of the Audit, Finance & Risk Committee to the extent that their attendance is, in the opinion of the chairman of the Audit, Finance & Risk Committee or a majority of the members of the Audit, Finance & Risk Committee, required or appropriate for the performance of the task of the Audit, Finance & Risk Committee.
5.4 At least once per year the Audit, Finance & Risk Committee shall meet separately with each of the CEO, the CFO, the external auditor and the internal auditor of the Company and discuss all matters that the Audit, Finance & Risk Committee requests.
5.5 No later than on the fourth day before any meeting of the Audit, Finance & Risk Committee, the agenda of the meeting will be sent by the secretary of the Audit, Finance & Risk Committee in consultation with the chairman of the Audit, Finance & Risk Committee to the members together with the relevant documents. In urgent matters, the chairman may determine that agenda-items or documents may be submitted to the members of the Audit, Finance & Risk Committee after the day referred to in the previous sentence but prior to or at the meeting.
5.6 The minutes of the Audit, Finance & Risk Committee will be sent to the members of the Supervisory Board after their approval or, if circumstances so require, their certification.
6. Fees
No member of the Audit, Finance & Risk Committee shall accept any consulting, advisory or other compensatory fee from the Company either directly or indirectly, such as through a spouse or an entity in which the member is a partner, member or principal, unless the Supervisory Board has determined that an affiliation with such entity does not affect the independence of the relevant member.
7. Appointment of experts
The Audit, Finance & Risk Committee may in its sole discretion appoint independent counsel and other advisors, as it determines necessary to carry out its duties.
8. Investigations
The Audit, Finance & Risk Committee may in its sole discretion carry out any investigation which it determines to be necessary or desirable to carry out its duties and may inspect or cause to be inspected any books and records (whether in written or electronic form) of the Company.
9. Expenses
Any and all expenses incurred by the Audit, Finance & Risk Committee, by any outside counsel or other advisors appointed by the Audit, Finance & Risk Committee and any and all costs and expenses in connection with any investigation conducted by the Audit, Finance & Risk Committee shall be borne by the Company.

Annex 2 - Charter of the Governance & Nomination Committee
1. Responsibilities
1.1 Notwithstanding article 5.1 of the Rules of Procedure, the Governance & Nomination Committee shall be responsible for advising the Supervisory Board in relation to any if the responsibilities and proposed resolutions as referred to in article 1.2.
1.2 The responsibilities of the Governance & Nomination Committee shall include:
(a) preparing the selection criteria and appointment procedures for members of the Company’s Supervisory Board, the Management Board and the Executive Committee;
(b) periodically evaluating the scope and composition of the Management Board, the Executive Committee and Supervisory Board, and proposing the profile of the Supervisory Board in relation thereto;
(c) periodically assessing the performance of individual members of the Management Board, the Executive Committee and Supervisory Board and reporting the results thereof to the Supervisory Board;
(d) proposing the (re-)appointments of members of the Management Board, the Executive Committee and Supervisory Board;
(e) supervising the policy of the Executive Committee in relation to the selection and appointment criteria for senior management;
(f) periodically evaluating the Company’s corporate governance and reporting the results thereof to the Supervisory Board.
1.3 The Governance & Nomination Committee shall prepare and publish a report of its deliberations and findings.

2. Constitution, composition, expertise and independence
2.1 The Governance & Nomination Committee shall consist of at least three members. Each member of the Governance & Nomination Committee shall be a member of the Supervisory Board.
2.2 The members of the Governance & Nomination Committee shall be appointed by the Supervisory Board in accordance with this charter and any other applicable requirements and, notwithstanding anything to the contrary in this charter, the membership of any member may be terminated at any time by the Supervisory Board.
2.3 Without prejudice to article 2.3 of the Rules of Procedure, the following requirements must be observed in composing the Governance & Nomination Committee:
(a) all of its members must be independent within the meaning of article 2.4 of the Rules of Procedure, with the exception of no more than one member, provided such member shall not chair the Governance & Nomination Committee;
3. Chairman
3.1 Subject to article 2 of the Rules of Procedure, the Supervisory Board shall appoint one of the committee members as chairman.
3.2 The chairman shall be primarily responsible for the proper functioning of the Governance & Nomination Committee. He/she shall act as the spokesperson of the Governance & Nomination Committee and shall be the main contact for the Supervisory Board.
4. Meetings
4.1 The Governance & Nomination Committee will meet at least once a year and whenever one or more of its members have requested a meeting. Each member is entitled to put a topic on the agenda. Governance & Nomination Committee meetings are generally held at the offices of the Company, but may also take place elsewhere.

4.2 Members of the Management Board or the Executive Committee shall not be invited to participate in the meetings of the Governance & Nomination Committee, unless the Governance & Nomination Committee determines otherwise and invites any such member.
4.3 Notices convening a meeting and the agenda of items to be considered and discussed therein shall be dispatched at least four days before the meeting and sent to each member of the Governance & Nomination Committee.
4.4 The Governance & Nomination Committee shall be assisted by the Company Secretary. The Company Secretary will keep minutes of the meetings of the Governance & Nomination Committee. They shall generally be adopted in the next meeting of the Governance & Nomination Committee. If all members of the committee agree on the contents of the minutes they may be adopted earlier. The minutes shall be dispatched to all members of the Supervisory Board.

Annex 3 - Charter of the Remuneration Committee
1. Responsibilities
1.1 Notwithstanding article 5.1 of the Rules of Procedure, the Remuneration Committee shall be responsible for advising the Supervisory Board in relation to any if the responsibilities and proposed resolutions as referred to in article 1.2.
1.2 The responsibilities of the Remuneration Committee shall include:
(a) To analyze the possible outcomes of the variable remuneration components and how they may affect the remuneration of the Management Board members;
(b) To prepare proposals for the Supervisory Board concerning the remuneration of the Supervisory Board and the remuneration policy for the Management Board to be adopted by the General Meeting;
(c) To prepare proposals for the Supervisory Board concerning the terms of employment and total compensation of the individual members of the Management Board, which proposal will in any event include: (i) the remuneration structure and (ii) the amount of the fixed remuneration, annual incentive plans, the number of shares and / or option rights, bonuses, pension rights, severance pay and other forms of compensation to be awarded;
(d) To prepare proposals for the Supervisory Board concerning the performance criteria and the application thereof for the individual members of the Management Board;
(e) To review the terms of remuneration proposed by the CEO for the members of the Executive Committee who are not also members of the Management Board;
(f) To prepare proposals for the Supervisory Board concerning the approval of any compensation plans in the form of share or stock options;

(g) To ensure that the structure of Ahold Delhaize compensation programs are in line with the Ahold Delhaize strategy and support the growth and defined objectives;
(h) To ensure that the approved remuneration philosophy and programs are applied in a consistent way throughout the organization;
(i) To oversee the total cost of the approved compensation programs;
(j) To prepare and publish on an annual basis a report of its deliberations and findings;
(k) To appoint any consultant in respect of executive remuneration;
(l) To prepare the Supervisory Board’s remuneration report on the remuneration policies conducted by the Supervisory Board.
2. Information and independent advice
2.1 The Remuneration Committee is authorized to seek any information that it requires from any employee and shall have unrestricted access to company documents and company information.
2.2 The Remuneration Committee is authorized to obtain outside legal or independent professional advice and secure the attendance of outsiders with relevant experience and expertise if it considers this necessary.
2.3 If the Remuneration Committee makes use of the services of a remuneration consultant in carrying out its duties, the consultant concerned should at any time be independent from - and shall not provide any advice to any of the members of - the Supervisory Board, the Management Board and the Executive Committee. The consultant concerned may accept other assignments from the company only with the prior consent of the Remuneration Committee or the Supervisory Board. When the occasion arises, this does not prevent another consultant working from the same organization from accepting an assignment from the company, provided that there is sufficient assurance that the two individual consultants operate independently from each other.

3. Constitution, Composition, Expertise and Independence
3.1 The Remuneration Committee shall consist of at least three members. Each member of the Remuneration Committee shall be a member of the Supervisory Board.
3.2 The members of the Remuneration Committee shall be appointed by the Supervisory Board in accordance with this charter and any other applicable requirements and, notwithstanding anything to the contrary in this charter, the membership of any member may be terminated at any time by the Supervisory Board.
3.3 Without prejudice to other relevant Articles, the following requirements must be observed in composing the Remuneration Committee:
(a) all of its members must be independent within the meaning of article 2.4 of the Rules of Procedure, with the exception of no more than one member, provided such member shall not chair the Remuneration Committee;
(b) neither the Chairman of the Supervisory Board nor any of the Company’s former members of the Management Board or the Executive Committee nor any member of the managing board of any listed company other than the company, may (simultaneously) be chairman of the Remuneration Committee;

4. Chairman
4.1 Subject to article 3, the Supervisory Board shall appoint one of the committee members as chairman.
4.2 The chairman shall be primarily responsible for the proper functioning of the Remuneration Committee. He/she shall act as the spokesman of the Remuneration Committee and shall be the main contact for the Supervisory Board.
5. Meetings
5.1 The Remuneration Committee shall hold at least two meetings per year and whenever one or more of its members request a meeting. Each member is entitled to put a topic on the agenda.
5.2 Remuneration Committee meetings shall be convened by the Committee Chairman upon request of any member.
5.3 The Remuneration Committee will agree on an annual schedule of meetings and the principal items to be discussed at the meetings.
5.4 Remuneration Committee meetings are generally held at the offices of the Company, but may also take place elsewhere.
5.5 The Remuneration Committee may invite the CEO, the Chief HR Officer and other officers to the meetings.
5.6 Notices convening a meeting and the agenda of items to be considered and discussed therein shall be dispatched at least one week before the meeting and sent to each member of the Remuneration Committee.
5.7 The Remuneration Committee shall be assisted by the Company Secretary. The Company Secretary will keep minutes of the meetings of the Remuneration Committee. They shall generally be adopted in the next meeting of the Remuneration Committee. If all members of the committee agree on the contents of the minutes they may be adopted earlier. The minutes shall be dispatched to all members of the Supervisory Board.

Annex 4 - Charter of the Sustainability & Innovation Committee
1. Responsibilities
1.1 Notwithstanding article 5.1 of the Rules of Procedure, the Sustainability & Innovation Committee shall be responsible for advising the Supervisory Board in relation to any if the responsibilities and proposed resolutions as referred to in article 1.2.
1.2 The responsibilities of the Sustainability & Innovation Committee shall include:
(a) Discussing and advising on the company’s sustainability long-term vision and strategy and target setting;
(b) Monitoring the company’s performance on sustainability targets and advising on ways to apply innovations to accelerate achievement of the targets;
(c) Reviewing the company’s external reporting on sustainability and advising the Supervisory Board on the approval thereof;
(d) Discussing and advising on the company’s e-commerce strategy, long range plan and annual budget and investments and monitoring the company’s performance versus its e-commerce targets;
(e) Discussing and advising on the company’s digital personalisation, loyalty and analytics strategy and initiatives..
(f) Monitoring the company’s talent, leadership and culture development in the field of sustainability and e-commerce/digital innovation.

2. Information and independent advice
2.1 The Sustainability & Innovation Committee is authorized to seek any information that it requires from any employee and shall have unrestricted access to company documents and company information.
2.2 The Sustainability & Innovation Committee is authorized to obtain outside legal or independent professional advice and secure the attendance of outsiders with relevant experience and expertise if it considers this necessary.
3. Constitution, composition, expertise and independence
3.1 The Sustainability & Innovation Committee shall consist of at least three members. Each member of the Sustainability & Innovation Committee shall be a member of the Supervisory Board.
3.2 The members of the Sustainability & Innovation Committee shall be appointed by the Supervisory Board in accordance with this charter and any other applicable requirements and, notwithstanding anything to the contrary in this charter, the membership of any member may be terminated at any time by the Supervisory Board.
3.3 Without prejudice to other relevant Articles, the following requirement must be observed in composing the Sustainability & Innovation Committee: all of its members must be independent within the meaning of article 1.2.4 with the exception of no more than one member, provided such member shall not chair the Sustainability & Innovation Committee.
4. Chairman
4.1 Subject to article 3, the Supervisory Board shall appoint one of the committee members as chairman.

4.2 The chairman shall be primarily responsible for the proper functioning of the Sustainability & Innovation Committee. He/she shall act as the spokesman of the Sustainability & Innovation Committee and shall be the main contact for the Supervisory Board.
5. Meetings
5.1 The Sustainability & Innovation Committee shall hold at least two meetings per year and whenever one or more of its members request a meeting.
5.2 Sustainability & Innovation Committee meetings shall be convened by the member(s) requesting the meeting.
5.3 The Sustainability & Innovation Committee will agree on an annual schedule of meetings and the principal items to be discussed at the meetings.
5.4 Sustainability & Innovation Committee meetings are generally held at the offices of the Company, but may also take place elsewhere.
5.5 The Sustainability & Innovation Committee may invite the CEO, the Chief E-commerce and Innovation Officer, the Chief Sustainability, Transformation and Communications Officer and other officers to the meetings.
5.6 Notices convening a meeting and the agenda of items to be considered and discussed therein shall be dispatched at least four days before the meeting and sent to each member of the Sustainability & Innovation Committee.
5.7 The Sustainability & Innovation Committee shall be assisted by the (Deputy) Company Secretary. The (Deputy) Company Secretary will keep minutes of the meetings of the Sustainability & Innovation Committee. They shall generally be adopted in the next meeting of the Sustainability & Innovation Committee. If all members of the committee agree on the contents of the minutes they may be adopted earlier. The minutes shall be dispatched to all members of the Supervisory Board.

Schedule 1 - Profile of the Supervisory Board
Schedule 2 - Resignation Rota Supervisory Board

Ahold
Delhaize